Barnes Group Inc. / 1

Exhibit 99.1 Barnes Group Inc. 123 Main Street Bristol, CT 06010

NEWS RELEASE

BARNES GROUP INC. REPORTS
THIRD QUARTER 2018 FINANCIAL RESULTS

•	Sales of $370 million, up 4%; Organic Sales up 4%

•	Operating Margin of 16.0%, Up 230 bps; Adjusted Operating Margin of 16.4%, Up 250 bps

•	Diluted EPS of $0.75, up 15% from Last Year; Adjusted Diluted EPS of $0.78, Up 18%

•	2018 Expected Sales Growth of 4% to 5%; Organic Sales Growth of 2% to 3%

•	2018 Expected Adjusted Net Income of $3.21 to $3.26 per Share; Up 11% to 13% from 2017

BRISTOL, Conn., October 26, 2018 - Barnes Group Inc. (NYSE: B), a global provider of highly engineered products and differentiated industrial technologies, today reported financial results for the third quarter 2018. Net sales of $370 million were up 4% from $357 million in the prior year period driven by organic sales growth (1) of 4%. Acquisition sales added 1% while unfavorable foreign exchange had a negative impact of 1%. Net income for the third quarter was $39.1 million, or $0.75 per diluted share, compared to net income of $35.3 million, or $0.65 per diluted share, a year ago. On an adjusted basis, net income was $0.78 per diluted share, up 18% from $0.66 last year. Third quarter 2018 adjusted diluted net income excludes $0.02 of Industrial Gas Springs (IGS) short-term purchase accounting adjustments and $0.01 of acquisition transaction costs in our Industrial Segment. Adjusted diluted net income per share in the third quarter of 2017 excludes $0.01 of FOBOHA short-term purchase accounting, also in our Industrial Segment.
A table reconciling 2018 and 2017 non-GAAP adjusted results presented in this release to the Company’s GAAP results is included at the end of this press release.
“Barnes Group’s third quarter was another quarter of strong operating results, along with key steps taken toward our continued portfolio transformation,” said Patrick J. Dempsey, President and Chief Executive Officer of Barnes Group Inc. “Year over year operating profit and margins were up impressively in both our Aerospace and Industrial businesses. While certain markets we operate in have introduced heightened uncertainty, we remain positioned to deliver our full year outlook within prior ranges. Moreover, our recent acquisitions expand our offerings of leading edge industrial technologies while providing us further end market diversification” added Dempsey.

Industrial

•
Third quarter 2018 sales were $244.1 million, up 2% from $240.4 million in the prior year period. Driven by strength in the Molding Solutions business, Industrial organic sales increased by 2%. Unfavorable foreign exchange decreased sales by $4.1 million, or 2%, while acquisition revenues contributed $2.9 million, or 1%.

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•
Operating profit in the third quarter was $33.3 million, up 10% from $30.3 million in the prior year period. The increase was driven by the profit impact of positive organic sales volume and improved cost productivity. Excluding IGS short-term purchase accounting adjustments and acquisition transaction costs this year, and FOBOHA short-term purchase accounting adjustments and restructuring expenses last year, adjusted operating profit of $34.9 million was up 12% from an adjusted $31.1 million a year ago. Adjusted operating margin was 14.3%, up 140 bps.

Aerospace

•
Third quarter 2018 sales were $125.7 million, up 8% from $116.8 million in the same period last year. Aerospace original equipment manufacturing (“OEM”) sales increased 3% while aftermarket sales increased 19% from sustained growth in maintenance, repair and overhaul, and spare parts sales.

•
Operating profit was $25.7 million for the third quarter of 2018, up 39% as compared to $18.6 million in the prior year period, reflecting the profit impact from higher sales volumes and productivity improvements, offset in part by scheduled price deflation. Operating margin of 20.5% was up 460 bps from 15.9% a year ago, benefitting from the higher aftermarket contribution.

•
Aerospace OEM backlog ended the third quarter 2018 at $807 million, up 14% compared to a year ago, and down slightly from the second quarter of 2018. The Company expects to ship approximately 45% of this backlog over the next 12 months.

Additional Information

•	Third quarter interest expense increased $0.3 million to $4.1 million as a result of higher average borrowings, partially offset by a lower average interest rate.

•	Other expense, net for the quarter was $2.4 million versus $1.5 million in the prior year period.

•
The Company’s effective tax rate was 25.6% in the third quarter of 2018 compared with 19.1% in the third quarter of 2017. The primary driver of last year’s lower tax rate was the settlement of tax audits along with the closure of tax years for various tax jurisdictions. For the full year 2017, the Company’s effective tax rate was 69.6%. Excluding the impact of discrete tax expense related to the Tax Cuts and Jobs Act, the effective tax rate for 2017 would have been 20.2%.

Updated 2018 Outlook
Barnes Group now expects 2018 total revenue growth of 4% to 5%, with organic sales growth of 2% to 3%. Foreign exchange and acquisition revenues are each anticipated to benefit revenues by approximately 1% for the year. Adjusted operating margins are forecasted to be approximately 16.4%. Adjusted earnings from continuing operations are expected to be in the range of $3.21 to $3.26 per diluted share, up 11% to 13% from 2017’s adjusted diluted earnings per share of $2.88. Further, the Company anticipates capital expenditures in the range of $60 to $65 million and cash conversion of approximately 100% of net income. Based upon our forecasted geographic mix of earnings, the effective tax rate for 2018 is expected to be approximately 23.5%, excluding tax adjustments related to IGS short-term purchase accounting and acquisition transaction costs and the second quarter U.S. tax reform adjustment.

Our updated 2018 outlook excludes any impact from the Gimatic acquisition which we expect to close in the near term.

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Conference Call Information
Barnes Group Inc. will conduct a conference call with investors to discuss third quarter 2018 results at 8:30 a.m. ET today, October 26, 2018. The public may access the conference through a live audio webcast available on the Investor Relations section of Barnes Group’s website at www.BGInc.com. The conference is also available by direct dial at (844) 884-8225 in the U.S. or (647) 689-4194 outside of the U.S.; Conference ID 6288677. Supplemental materials will be posted to the Investor Relations section of the Company's website prior to the conference call.
In addition, the call will be recorded and available for playback from 12:00 p.m. (ET) on Friday, October 26, 2018 until 11:59 p.m. (ET) on Friday, November 2, 2018, by dialing (416) 621-4642; Conference ID 6288677.
Note:
(1) Organic sales growth represents the total reported sales increase within the Company’s ongoing businesses less the impact of foreign currency translation and acquisition and divestitures completed in the preceding twelve months.

About Barnes Group
Barnes Group Inc. (NYSE: B) is a global provider of highly engineered products, differentiated industrial technologies, and innovative solutions, serving a wide range of end markets and customers. Its specialized products and services are used in far-reaching applications including aerospace, transportation, manufacturing, healthcare, and packaging. Barnes Group’s skilled and dedicated employees around the globe are committed to the highest performance standards and achieving consistent, sustainable profitable growth. For more information, visit www.BGInc.com.

Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "estimate," "project," and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These include, among others: difficulty maintaining relationships with employees, including unionized employees, customers, distributors, suppliers, business partners or governmental entities; failure to successfully negotiate collective bargaining agreements or potential strikes, work stoppages or other similar events; difficulties leveraging market opportunities; changes in market demand for our products and services; rapid technological and market change; the ability to protect intellectual property rights; introduction or development of new products or transfer of work; higher risks in global operations and markets; the impact of intense competition; acts of terrorism, cybersecurity attacks or intrusions that could adversely impact our businesses; uncertainties relating to conditions in financial markets; currency fluctuations and foreign currency exposure; future financial performance of the industries or customers that we serve; our dependence upon revenues and earnings from a small number of significant customers; a major loss of customers; inability to realize expected sales or profits from existing backlog due to a range of factors, including changes in customer sourcing decisions, material changes, production schedules and volumes of specific programs; the impact of government budget and funding decisions; the impact of new or revised tax laws and regulations; changes in raw material or product prices and availability; integration of acquired businesses; restructuring costs or savings; the continuing impact of prior acquisitions and divestitures; and any other future strategic actions, including acquisitions, divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; the outcome of pending and future legal, governmental, or regulatory proceedings and contingencies and uninsured claims; product liabilities; future repurchases of common stock; future levels of indebtedness; and numerous other matters of a global, regional or national scale, including those of a political, economic, business, competitive, environmental, regulatory and public health nature; government tariffs, trade agreements and trade policies; and other risks and uncertainties described in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by the Company, including, among others, those in the Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors sections of the Company's filings. The Company assumes no obligation to update its forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations
860.583.7070
# # #

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2018	2017 (1)	% Change	2018	2017 (1)	% Change
Net sales	$369,797	$357,156	3.5	$1,111,772	$1,063,451	4.5

Cost of sales	236,880	235,406	0.6	711,622	697,493	2.0
Selling and administrative expenses	73,854	72,852	1.4	220,575	210,023	5.0
	310,734	308,258	0.8	932,197	907,516	2.7
Operating income	59,063	48,898	20.8	179,575	155,935	15.2

Operating margin	16.0%	13.7%		16.2%	14.7%

Interest expense	4,054	3,748	8.2	12,078	10,638	13.5
Other expense (income), net	2,447	1,469	66.6	5,157	(3,965)	NM
Income before income taxes	52,562	43,681	20.3	162,340	149,262	8.8
Income taxes	13,453	8,348	61.2	34,983	30,599	14.3
Net income	$39,109	$35,333	10.7	$127,357	$118,663	7.3

Common dividends	$8,201	$7,518	9.1	$23,996	$22,042	8.9

Per common share:
Net income:
Basic	$0.76	$0.65	16.9	$2.42	$2.19	10.5
Diluted	0.75	0.65	15.4	2.40	2.17	10.6
Dividends	0.16	0.14	14.3	0.46	0.41	12.2

Weighted average common shares outstanding:
Basic	51,569,764	54,066,509	(4.6)	52,555,130	54,140,551	(2.9)
Diluted	52,080,676	54,570,677	(4.6)	53,091,468	54,649,723	(2.9)
NM - Not Meaningful

Notes:
(1) Results for 2017 have been adjusted on a retrospective basis to reflect the impact of the adoption of revised guidance for the presentation of pension and other postretirement benefit costs in the first quarter of 2018.

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BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2018	2017 (1)	% Change		2018	2017 (1)	% Change
Net sales
Industrial	$244,133	$240,390	1.6		$739,677	$719,556	2.8
Aerospace	125,665	116,767	7.6		372,102	343,899	8.2
Intersegment sales	(1)	(1)			(7)	(4)
Total net sales	$369,797	$357,156	3.5		$1,111,772	$1,063,451	4.5

Operating profit
Industrial	$33,329	$30,336	9.9		$104,004	$95,117	9.3
Aerospace	25,734	18,562	38.6		75,571	60,818	24.3
Total operating profit	$59,063	$48,898	20.8		$179,575	$155,935	15.2

Operating margin			Change				Change
Industrial	13.7%	12.6%	110	bps.	14.1%	13.2%	90	bps.
Aerospace	20.5%	15.9%	460	bps.	20.3%	17.7%	260	bps.
Total operating margin	16.0%	13.7%	230	bps.	16.2%	14.7%	150	bps.

Notes:
(1) Results for 2017 have been adjusted on a retrospective basis to reflect the impact of the adoption of revised guidance for the presentation of pension and other postretirement benefit costs in the first quarter of 2018.

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BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$79,387	$145,290
Accounts receivable	372,531	348,943
Inventories	258,374	241,962
Prepaid expenses and other current assets	53,281	32,526
Total current assets	763,573	768,721

Deferred income taxes	11,336	12,161
Property, plant and equipment, net	358,868	359,298
Goodwill	688,227	690,223
Other intangible assets, net	489,977	507,042
Other assets	32,462	28,271
Total assets	$2,344,443	$2,365,716

Liabilities and Stockholders' Equity
Current liabilities
Notes and overdrafts payable	$63	$5,669
Accounts payable	130,756	127,521
Accrued liabilities	203,481	181,241
Long-term debt - current	2,496	1,330
Total current liabilities	336,796	315,761

Long-term debt	560,645	525,597
Accrued retirement benefits	82,901	89,000
Deferred income taxes	64,746	73,505
Long-term tax liability	72,305	79,770
Other liabilities	20,145	21,762

Total stockholders' equity	1,206,905	1,260,321
Total liabilities and stockholders' equity	$2,344,443	$2,365,716

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine months ended September 30,
	2018	2017
Operating activities:
Net income	$127,357	$118,663
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,405	68,535
Loss (gain) on disposition of property, plant and equipment	124	(96)
Stock compensation expense	8,850	8,472
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(12,136)	(26,773)
Inventories	(24,525)	(11,454)
Prepaid expenses and other current assets	(7,186)	(2,398)
Accounts payable	4,824	14,134
Accrued liabilities	9,765	28,889
Deferred income taxes	(13,758)	(18,063)
Long-term retirement benefits	544	(11,469)
Long-term tax liability	(7,465)	—
Other	1,162	(677)
Net cash provided by operating activities	157,961	167,763

Investing activities:
Proceeds from disposition of property, plant and equipment	491	401
Capital expenditures	(40,168)	(41,957)
Business acquisitions, net of cash acquired	(30,837)	(8,922)
Revenue sharing program payments	(5,800)	—
Other	(1,000)	(3,000)
Net cash used by investing activities	(77,314)	(53,478)

Financing activities:
Net change in other borrowings	(5,542)	(14,103)
Payments on long-term debt	(381,887)	(60,897)
Proceeds from the issuance of long-term debt	414,989	89,118
Proceeds from the issuance of common stock	721	1,731
Common stock repurchases	(138,275)	(23,300)
Dividends paid	(23,996)	(22,042)
Withholding taxes paid on stock issuances	(5,149)	(4,851)
Other	(3,598)	(17,773)
Net cash used by financing activities	(142,737)	(52,117)

Effect of exchange rate changes on cash flows	(3,813)	5,856
(Decrease) increase in cash and cash equivalents	(65,903)	68,024

Cash and cash equivalents at beginning of period	145,290	66,447
Cash and cash equivalents at end of period	$79,387	$134,471

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BARNES GROUP INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in thousands)
(Unaudited)

	Nine months ended September 30,
	2018	2017
Free cash flow:
Net cash provided by operating activities	$157,961	$167,763
Capital expenditures	(40,168)	(41,957)
Free cash flow (1)	$117,793	$125,806

Notes:
(1) The Company defines free cash flow as net cash provided by operating activities less capital expenditures. The Company believes that the free cash flow metric is useful to investors and management as a measure of cash generated by business operations that can be used to invest in future growth, pay dividends, repurchase stock and reduce debt. This metric can also be used to evaluate the Company's ability to generate cash flow from business operations and the impact that this cash flow has on the Company's liquidity.

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BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2018	2017 (2)	% Change		2018	2017 (2)	% Change
SEGMENT RESULTS
Operating Profit - Industrial Segment (GAAP)	$33,329	$30,336	9.9		$104,004	$95,117	9.3
FOBOHA short-term purchase accounting adjustments	—	501			—	2,294
Restructuring actions	—	260			—	6,055
IGS short-term purchase accounting adjustments	1,160	—			1,160	—
Acquisition transaction costs	366	—			366	—
Operating Profit - Industrial Segment as adjusted (Non-GAAP) (1)	$34,855	$31,097	12.1		$105,530	$103,466	2.0

Operating Margin - Industrial Segment (GAAP)	13.7%	12.6%	110	bps.	14.1%	13.2%	90	bps.
Operating Margin - Industrial Segment as adjusted (Non-GAAP) (1)	14.3%	12.9%	140	bps.	14.3%	14.4%	(10)	bps.

CONSOLIDATED RESULTS
Operating Income (GAAP)	$59,063	$48,898	20.8		$179,575	$155,935	15.2
FOBOHA short-term purchase accounting adjustments	—	501			—	2,294
Restructuring actions	—	260			—	6,055
IGS short-term purchase adjustments	1,160	—			1,160	—
Acquisition transaction costs	366	—			366	—
Operating Income as adjusted (Non-GAAP) (1)	$60,589	$49,659	22.0		$181,101	$164,284	10.2

Operating Margin (GAAP)	16.0%	13.7%	230	bps.	16.2%	14.7%	150	bps.
Operating Margin as adjusted (Non-GAAP) (1)	16.4%	13.9%	250	bps.	16.3%	15.4%	90	bps.

Diluted Net Income per Share (GAAP)	$0.75	$0.65	15.4		$2.40	$2.17	10.6
FOBOHA short-term purchase accounting adjustments	—	0.01			—	0.03
Restructuring actions	—	—			—	(0.03)
Effects of U.S. tax reform	—	—			(0.03)	—
IGS short-term purchase accounting adjustments	0.02	—			0.02	—
Acquisition transaction costs	0.01	—			0.01	—
Diluted Net Income per Share as adjusted (Non-GAAP) (1)	$0.78	$0.66	18.2		$2.40	$2.17	10.6

	Full-Year 2017		Full-Year 2018 Outlook
Diluted Net Income per Share (GAAP)	$1.09		$3.19	to	$3.24
FOBOHA short-term purchase accounting adjustments	0.03
Effects of U.S. tax reform	1.77
IGS short-term purchase accounting adjustments	—			(0.03)
Acquisition transaction costs	—			0.04
Restructuring actions	(0.01)			0.01
Diluted Net Income per Share as adjusted (Non-GAAP) (1)	$2.88		$3.21	to	$3.26

Notes:
(1) The Company has excluded the following from its "as adjusted" financial measurements for 2018: 1) $1,522 of adjustments made in the second quarter of 2018 to reduce the tax expense recorded in December 2017 related to the U.S. tax reform (commonly referred to as the Tax Cuts and Jobs Act), 2) short-term purchase accounting adjustments related to its Industrial Gas Springs (IGS) acquisition and 3) transaction costs related primarily to the IGS acquisition. The Company has excluded the following from its "as adjusted" financial measurements for 2017: 1) the effects of U.S. tax reform ($96,700), 2) short-term purchase accounting adjustments related to its FOBOHA acquisition, 3) charges from restructuring actions related to the closure and consolidation of two manufacturing facilities within the Industrial segment and 4) the related pension curtailment and settlement gains included in non-operating income. The tax effect of these items, excluding the effects of U.S. tax reform which impacted tax expense directly, were calculated based on the respective tax jurisdiction of each item. In 2018, the tax effect on the acquisition transaction costs is 0% as these costs are not expected to be deductible. The remaining items include tax effects that range from approximately 21% to 37%. Management believes that these adjustments provide the Company and its investors with an indication of our baseline performance excluding items that are not considered to be reflective of our ongoing results. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's performance. Accordingly, the measurements have limitations depending on their use.

(2) Results for 2017 have been adjusted on a retrospective basis to reflect the impact of the adoption of revised guidance for the presentation of pension and other postretirement benefit costs in the first quarter of 2018.